Exhibit 10.3
AMENDMENT NO. 3
TO
LOAN AND SECURITY AGREEMENT
This Amendment No. 3 To Loan And Security Agreement (this “Amendment”) is entered into December 13, 2010, by and between Conexant CF,LLC, a Delaware limited liability company (“Borrower”), and Silicon Valley Bank, (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals
A.	Borrower and Bank have entered into that certain Loan and Security Agreement dated as of December 22, 2009, as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of March 3, 2010 and that certain Amendment No. 2 to Loan and Security Agreement dated as of June 10, 2010 (as amended, restated, or modified from time to time, the “Loan Agreement”), pursuant to which Bank has agreed to extend and make available to Borrower certain advances of money.

C.	Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement.
Agreement
NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
1.	Amendments To Loan Agreement.
1.1	Section 2.5 (Payment of Interest). Subsections (a) and (f) of Section 2.5 of the Loan Agreement are hereby amended in their entirety and replaced with the following:
                     “(a) Interest Rate; Advances. Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the number of percentage points above the WSJ Prime Rate (the “Applicable Margin”) set forth opposite the applicable Quick Ratio in the chart below, which interest shall be payable monthly.

Quick Ratio	Applicable Margin
Greater than or equal to 1.50:1.00	0.50%
Less than 1.50:1.00, but greater than 1.00:1.00	1.00%
Less than 1.00:1.00	2.00%

                     “(f) Minimum Monthly Interest. In the event the aggregate amount of interest earned by Bank in any month (exclusive of any collateral monitoring fees, or any other fees and charges hereunder) is less than Four Thousand Dollars ($4,000) (the “Minimum Monthly Interest”), Borrower shall pay Bank an amount, payable on the last day of such month, in an amount equal to the (i) Minimum Monthly Interest minus (ii) the aggregate amount of all interest earned by Bank (exclusive of any collateral monitoring fees or any other fees and charges hereunder) in such month.”
1.2	Section 2.6 (Fees). Subsections (a) and (b) of Section 2.6 of the Loan Agreement are hereby amended in their entirety and replaced with the following:
                     “(a) Commitment Fee. A fully earned, non-refundable commitment fee of $50,000, on the Third Amendment Effective Date and each anniversary of the Third Amendment Effective Date thereafter;
                     (b) Reserved.”
1.3	Section 6.9 (Financial Covenants). Section 6.9 of the Loan Agreement is amended in its entirety and replaced by the following:
                     “Borrower shall maintain on a consolidated basis with respect to Borrower and Parent:
                     (a) Tangible Net Worth. A Tangible Net Worth of at least the amount set forth for each period in the chart below, increasing by 50% of issuances of new equity or Borrower’s realization of a net gain from the sale of land assets of Borrower after the Third Amendment Effective Date and such increase shall be applied to the quarter that the equity is raised or the sale of land assets is realized and all subsequent quarters; provided, that, any asset loss pertaining to Borrower’s equity interest in the stock of Mindspeed Technologies, Inc. shall not effect the calculation of Tangible Net Worth and Bank shall adjust the Tangible Net Worth covenant accordingly.

Fiscal Quarter Ending	Minimum Tangible Net Worth
December 31, 2010	$(124,525,000)
April 1,2011	$(129,625,000)
July 1,2011	$(133,744,000)
September 30, 2011	$(137,994,000)
December 30, 2011	$(136,301,000)
Quarterly thresholds through the Revolving Line Maturity Date shall be established by Bank on an annual basis based on Borrower’s future projections. On an annual basis, Bank will continue to establish quarterly thresholds representing 85% of plan in the event future projections assume net profits on a quarterly basis. Bank will reevaluate the methods of establishing thresholds in the event projections assume net losses in a manner acceptable to Borrower and Bank. The threshold set forth above for December 30, 2011 shall remain the baseline threshold until future thresholds are documented. As used in this paragraph, “plan” shall mean Borrower’s financial outlook provided to Bank for the next 3 fiscal years within the term of this Agreement, provided that the plan is subject to change based on the updated annual forecasts as provided in Section 6.2(v).
                          (b) Liquidity Coverage. As of the last day of each fiscal month and on a consolidated basis, a ratio of Parent’s Unrestricted Cash and Cash Equivalents plus net accounts receivable to Obligations, exclusive of Obligations secured by cash maintained at Bank, of not less than 1.50:1.00.”
1.4	Section 13.1 (Definitions). The following definitions in Section 13.1 of the Loan Agreement are hereby amended and restated in their entirety with the following:
           ““Account Receivable” means an Obligee’s right to the payment of money from an Account Debtor arising out of goods sold or to be sold, property leased or to be leased, and services rendered or to be rendered, whether secured or unsecured, whether now existing or hereafter arising, and whether or not specifically sold or purchased in connection with the Loan Documents; provided that the parties hereto agree that each such right to payment evidenced by a separate, discrete invoice shall constitute a separate Account Receivable hereunder; and further provided that, the Account Receivables sold by Seller to Purchaser pursuant to Section 2.1 of the Purchase Agreement shall include Posted Credit Balances.”
           ““Advance Rate” is eighty percent (80.0%) net of Posted Credit Balances, or such other percentage as Bank establishes under Section 2.1.1.”
           ““Current Liabilities” are all obligations and liabilities of Credit Parties to Bank, plus, without duplication, the aggregate amount of Credit Parties’ consolidated Total Liabilities that mature within one (1) year; provided, that up to $11.2 million in Convertible Debt shall not be included as a Current Liability.”
           ““Facility Amount” is an amount equal to Twenty Five Million Dollars ($25,000,000).”
           ““Minimum Balance” means (a) $1,575,000 until the expiration of the Policy in December of 2011, and (b) thereafter, at any time of determination, an amount equal to the sum of (A) the deductible then existing under the Policy, plus (B) the amount of any additional premiums which, though not currently due and payable, have accrued for payment by Borrower at the conclusion of the Policy’s term. Notwithstanding the foregoing, the Minimum Balance is only required if/when Borrower obtains an Advance or at any times Advances are outstanding.”
           ““Program Termination Date” means the date on which the Obligations shall have been finally paid in full and Bank’s commitment to make Advances has terminated, but not later December 31, 2013.”
           ““Purchase Termination Date” means the earliest to occur of the following: (a) the date on which the Policy is initially scheduled to expire (or, if the Policy is replaced, substituted, extended, or amended, with Bank’s consent and approval, to provide a later expiration date, then such later expiration date); and (b) the November 30, 2013.”

           ““Revolving Line Maturity Date” is December 31, 2013.”
1.5	Section 13.1 (Definitions). The definition of “Prime Rate” in Section 13.1 of the Loan Agreement is hereby deleted in its entirety.

1.6	Omnibus Amendment. Each reference to “Prime Rate” in the Loan Agreement shall hereinafter be a reference to “WSJ Prime Rate”.

1.7	Section 13.1 (Definitions). The following definitions are hereby added to Section 13.1 of the Loan Agreement in their appropriate alphabetical order:
           ““Posted Credit Balances” are customer weekly exercised rebates and other miscellaneous credits.”
           ““Third Amendment Effective Date” is December 13, 2010.”
           ““WSJ Prime Rate” is the rate most recently announced as the “prime rate” in the Money Rates section of The Wall Street Journal.”
1.8	Exhibit B to Loan Agreement (Compliance Certificate). Exhibit B (“Compliance Certificate”) of the Loan Agreement is amended in its entirety by deleting it and replacing it with Exhibit A attached hereto.
2.	Borrower’s Representations And Warranties.
2.1	Borrower represents and warrants that:
(a)	immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b)	Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)	the articles of incorporation, bylaws and other organizational documents of Borrower delivered to Bank in connection with the execution of the Loan Agreement, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)	the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e)	this Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f)	as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.
2.2	Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the representations and warranties in Section 3.1, and agrees that such reliance is reasonable and appropriate.
3.	Limitation. The amendments in Section 2 shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of any Loan Document or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Documents or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement and the other Loan Documents shall continue in full force and effect.

4.	Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:
4.1	Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

4.2	Reaffirmation of Loan Documents. Conexant Systems, Inc. shall have executed the Reaffirmation of Loan Documents in the form of Exhibit B attached hereto.

4.3	Commitment Fee. Borrower shall have paid to Bank a fully earned, non-refundable commitment fee of $50,000.

4.4	Bank Expenses. Borrower shall have paid all Bank Expenses incurred through the date of this Amendment.
5.	Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6.	Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

7.	Governing Law; Venue. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.
[Remainder of page intentionally left blank — signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Loan and Security Agreement to be executed as of the date first written above.

Borrower: Conexant CF, LLC, a California limited liability company
By:	/s/ Jean Hu
	Printed Name:	Jean Hu
	Title:	CFO & Sr. Vice President

Bank: Silicon Valley Bank
By:	/s/ Derek Hoyt
	Printed Name:	Derek Hoyt
	Title:	Senior Relationship Manager

EXHIBIT A TO AMENDMENT NO. 3
EXHIBIT B

TO: SILICON VALLEY BANK	Date:
FROM: CONEXANT CF, LLC
The undersigned authorized officer of Conexant CF, LLC (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Weekly Transaction Report, reconciliations of A/R, transaction reports and general ledger	Weekly	Yes No
Monthly A/R agings and A/P agings	Monthly within 30 days	Yes No
Monthly unaudited financial statements of Parent (consolidated and consolidating w/respect to Borrower) w/Compliance Certificate	Monthly within 30 days	Yes No
Annual operating budgets of Parent + annual financial projections of Parent approved by Board of Parent	FYE of Parent within 90 days	Yes No
10-Q, 10-K and 8-K	Within 15 days after filing with SEC	Yes No
Quarterly field examination audit	Quarterly at Bank’s discretion	Yes No

Financial Covenant	Required		Actual		Complies
Maintain on a Fiscal Quarter Ending Basis Minimum Tangible Net Worth (see 6.9(a)):	$	_______	$	_______	Yes No
Maintain on a Monthly Basis Liquidity Coverage of not less than 1.50:1:00		1.50:1:00		_______	Yes No

     The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

CONEXANT CF, LLC		BANK USE ONLY
Received by:
By:			AUTHORIZED SIGNER

	Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:
Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
     In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated:
I. Tangible Net Worth (Section 6.9(a))
Required: Maintain, Tangible Net Worth of at least the amount set forth for each period in the chart below, increasing by 50% of issuances of new equity or Borrower’s realization of a net gain from the sale of land assets of Borrower after the Third Amendment Effective Date and such increase shall be applied to the quarter that the equity is raised or the sale of land assets is realized and all subsequent quarters; provided, that, any asset loss pertaining to Borrower’s equity interest in the stock of Mindspeed Technologies, Inc. shall not effect the calculation of Tangible Net Worth and Bank shall adjust the Tangible Net Worth covenant accordingly. Quarterly thresholds through the Revolving Line Maturity Date shall be established by Bank based on Borrower’s future projections.

Fiscal Quarter Ending	Minimum Tangible Net Worth
December 31, 2010	$(124,525,000)
April 1,2011	$(129,625,000)
July 1,2011	$(133,744,000)
September 30, 2011	$(137,994,000)
December 30, 2011	$(136,301,000)
Actual:

Fiscal Quarter Ending	Minimum Tangible Net Worth
December 31, 2010
April 1,2011
July 1,2011
September 30, 2011
December 30, 2011

___ No, not in compliance	___ Yes, in compliance
III. Liquidity Coverage (Section 6.9(b))
Required: Maintain, as of the last day of each fiscal month and on a consolidated basis, a ratio of Parent’s Unrestricted Cash and Cash Equivalents plus net accounts receivable to Obligations, exclusive of Obligations secured by cash maintained at Bank, of not less than 1.50:1.00.
Actual:

A.	Parent’s Unrestricted Cash and Cash Equivalents	$

B.	Net accounts receivables	$

C.	Obligations	$

D	Obligations secured by cash maintained at Bank	$

E.	Liquidity Coverage (line A plus line B divided by line C minus line D)

Is line E equal to or greater than 1.50:1:00?

No, not in compliance	Yes, in compliance

EXHIBIT B TO AMENDMENT NO. 3
REAFFIRMATION OF LOAN DOCUMENTS
          This Reaffirmation of Loan Documents is entered into as of December 13, 2010, by and between Conexant Systems, Inc., a Delaware corporation (“Parent”) and Conexant CF, LLC, a Delaware limited liability company (“Borrower”).
          Whereas, Parent and Borrower entered into that certain Receivables Purchase Agreement and that certain Servicing Agreement, each dated as of December 22, 2009 (collectively, the “Loan Documents”), in connection with that certain Loan and Security Agreement by and between Borrower and Bank, dated as of December 22, 2009 (as amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and
          Whereas, Borrower and Bank are amending the Loan Agreement pursuant to that certain Amendment No. 3 to Loan and Security Agreement, dated as of the date hereof (the “Amendment No. 3”), pursuant to which, among other things, Borrower and Bank have agreed to extend the maturity date of the loan facility. Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement.
          Now therefore, for valuable consideration, receipt of which is acknowledged, Guarantor hereby agrees as follows:
          1. Reaffirmation of Loan Documents. Parent and Borrower hereby ratify and reaffirm their obligations under the Loan Documents and agree that none of the modifications or waivers to the Loan Agreement as set forth in Amendment No. 3 shall impair either party’s obligations under the Loan Documents.
          2. Continuing Effect and Absence of Defenses. Parent and Borrower acknowledge that each the Loan Documents are still in full force and effect and that neither party has defenses to enforcement of the Loan Documents. The parties hereto each waive any and all defenses to enforcement of the Loan Documents that might otherwise be available as a result of the amendment of the Loan Agreement.

Conexant CF, LLC
By:	/s/ Jean Hu
	Printed Name:	Jean Hu
	Title:	CFO & Sr. Vice President

Conexant Systems, Inc.
By:	/s/ Jean Hu
	Printed Name:	Jean Hu
	Title:	CFO & Sr. Vice President

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